Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. REPORTS FIRST QUARTER 2013 RESULTS

Q1 Revenue increased 8.7% y/y to $116.6 M

Q1 GAAP EPS of $0.08; Adjusted EPS of $0.15

Revises 2013 Guidance

IRVING, TX, April 26, 2013—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its first quarter ended March 31, 2013 and provided revised 2013 guidance.

For the first quarter of 2013, HMS reported revenue of $116.6 million, an increase of 8.7% compared to revenue of $107.3 million for the same period a year ago.  Net income for the quarter was $7.0 million or $0.08 per fully diluted share compared to net income of $7.0 million or $0.08 per fully diluted share for the same period a year ago. Adjusted earnings per share (“EPS”) decreased 6.3% year over year to $0.15.

“As we anticipated, our Medicaid coordination of benefits business improved in the first quarter of the year,” remarked Bill Lucia, Chief Executive Officer of HMS. “We remain confident in our opportunities for expanded business within the healthcare reform environment, particularly as it relates to Medicaid program growth in 2014 and beyond.  At the same time, we face a number of near-term uncertainties, the most significant of which relate to the extended delay in the Medicare Coordination of Benefits award resolution and the reprocurement of the Medicare RAC contract, together with potential changes to that contract’s structure. While either of these federal procurements may resolve in our favor, we do not have clarity around the timing or outcome of the resolutions. The financial impact on HMS of these two large procurements will ultimately be determined by CMS timelines and contract transition strategy and may have the effect of shifting any associated revenues partly or wholly out of 2013,” Lucia said.

Given this possibility, the Company is lowering 2013 guidance to cover a range of possible revenue and EPS outcomes.  For the full year, revenue guidance is revised to $495.0 - $525.0 million from $570.0 to $600.0 million, and fully diluted GAAP EPS is revised to $0.57-$0.63 from $0.63 - $0.70. Adjusted EPS is revised to $0.89-$0.95 from $0.95 - $1.02.

Q1 2013 Conference Call

HMS will report its first quarter 2013 financial and operating results at 9:00 a.m. E T on Friday, April 26, 2013.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208.  International participants can listen to the call at (224) 357-2389.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at (855) 859-2056.  International participants can listen to the replay at (404) 537-3406.  The passcode is 31766466. The replay will be available at Noon ET on April 26 through 11:59 p.m. ET on May 2, 2013.

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The HMS Form 10-Q for the quarter ended March 31, 2013 will be filed and available on our website on http://investor.hms.com or about May 10, 2013, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

HMS Holdings Corp. (NASDAQ: HMSY), through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 120 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered over $3.2 billion in 2012, and saved billions more through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and

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those anticipated, estimated or projected. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to:  our ability to effectively manage our growth to execute on our business plans; variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; the growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is available at www.hms.com under the “Investor Relations” tab.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

( in thousands, except per share amounts)

( unaudited)

	Three months ended March 31,
	2013	2012

Revenue	$116,607	$107,314

Cost of services:
Compensation	43,984	39,276
Data processing	9,098	6,894
Occupancy	4,622	4,120
Direct project costs	13,270	12,843
Other operating costs	6,637	5,127
Amortization of acquisition related software and intangibles	7,929	8,149
Total cost of services	85,540	76,409

Selling, general & administrative expenses	15,799	14,864
Total operating expenses	101,339	91,273
Operating income	15,268	16,041

Interest expense	(3,732)	(4,205)
Other income, net	23	110
Interest income	1	2
Income before income taxes	11,560	11,948
Income taxes	4,584	4,905

Net income and comprehensive income	$6,976	$7,043

Basic income per common share:
Net income per share -basic	$0.08	$0.08

Weighted average common shares outstanding, basic	87,138	85,864

Diluted income per share:
Net income per share- diluted	$0.08	$0.08

Weighted average common shares outstanding, diluted	88,826	88,576

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

( in thousands, except per share and per share  amounts)

( unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$139,222	$135,227
Accounts receivable, net of allowance for doubtful accounts of $1,028 and $830, respectively and estimated allowance for appeals of $8,545 and $6,985 at March 31, 2013 and December 31, 2012, respectively	151,054	153,014
Prepaid expenses	14,114	14,283
Prepaid income taxes	5,882	—
Current portion of deferred financing costs	3,229	3,336
Other current assets	688	317
Total current assets	314,189	306,177

Property and equipment, net	130,028	129,327
Goodwill	370,774	370,774
Intangible assets, net	103,982	109,919
Deferred financing costs	5,111	5,867
Other assets	4,022	3,988
Total assets	$928,106	$926,052

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$32,208	$40,867
Acquisition related contingent consideration	631	588
Current portion of term loan	35,000	35,000
Deferred tax liabilities	2,341	2,398
Estimated liability for appeals	24,360	21,787
Total current liabilities	94,540	100,640

Long-term liabilities:
Deferred rent	529	500
Acquisition related contingent consideration	428	428
Term loan	288,750	297,500
Other liabilities	4,056	3,305
Deferred tax liabilities	60,012	60,805
Total long-term liabilities	353,775	362,538
Total liabilities	448,315	463,178

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 92,984,526 shares issued and 87,559,679 shares outstanding at March 31, 2013; 92,374,539 shares issued and 86,949,692 shares outstanding at December 31, 2012	928	923
Capital in excess of par value	281,898	271,962
Retained earnings	216,979	210,003
Treasury stock, at cost; 5,424,847 shares at March 31, 2013 and at December 31, 2012	(20,014)	(20,014)
Total shareholders’ equity	479,791	462,874
Total liabilities and shareholders’ equity	$928,106	$926,052

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

( in thousands)

( unaudited)

	Three months ended March 31,
	2013	2012
Operating activities:
Net income	$6,976	$7,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,158	13,401
Stock-based compensation expense	3,028	3,690
Excess tax benefit from exercised stock options	(3,021)	(5,516)
Deferred income taxes	(850)	(1,000)
Increase in allowance for doubtful debts	1,758	1,265
Change in fair value of contingent consideration	43	—
Loss on disposal of fixed assets	46	2
Changes in operating assets and liabilities:
Accounts receivable	202	5,601
Prepaid expenses	169	(6,240)
Prepaid income taxes	(2,861)	1,957
Other current assets	(371)	337
Other assets	(34)	(152)
Accounts payable, accrued expenses and other liabilities	(5,863)	(8,280)
Estimated liability for appeals	2,573	3,390
Net cash provided by operating activities	15,953	15,498

Investing activities:
Purchases of property and equipment	(9,100)	(8,522)
Acquisitions, net	—	(1,605)
Investment in capitalized software	(734)	(431)

Net cash used in investing activities	(9,834)	(10,558)

Financing activities:
Repayment of term loan	(8,750)	(4,375)
Payments on contingent consideration	—	(250)
Payments on capital lease obligations	(287)	(154)
Proceeds from exercise of stock options	5,375	5,702
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,483)	(1,122)
Excess tax benefit from exercised stock options	3,021	5,516
Net cash (used in)/provided by financing activities	(2,124)	5,317
Net increase in cash and cash equivalents	3,995	10,257
Cash and cash equivalents at beginning of period	135,227	97,003

Cash and cash equivalents at the end of period	139,222	107,260
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11,837	$3,530
Cash paid for interest	$2,879	$3,736
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,128	$1,495
Equipment purchased through capital leases	$1,626	$185

HMS HOLDINGS CORP. AND SUBSIDIARIES

( in thousands, except per share amounts)

( unaudited)

Reconciliation of Net income to EBITDA  and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense ( adjusted EBITDA) was $31.6 million for the first quarter of 2013, a decrease of 2.3% over the same period a year ago.

	Three Months Ended March 31,
	2013	2012
Net income	$6,976	$7,043

Net interest expense	3,731	4,203
Income taxes	4,584	4,905
Depreciation and amortization, net of deferred financing costs, included in net interest expense	13,295	12,519
Earnings before interest, taxes, depreciation and amortization (EBITDA)	28,586	28,670
Stock-based compensation expense	3,028	3,690
Adjusted EBITDA	$31,614	$32,360

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based  compensation expense and amortization of intangibles and for the related taxes ( adjusted EPS) was $0.15  for the first quarter of 2013, a decrease of 6.3% over the same period a year ago.

	Three Months Ended March 31,
	2013	2012
Net income	$6,976	$7,043

Stock-based compensation expense, net of tax	1,827	2,175
Amortization of intangibles, net of tax	4,785	4,803
Subtotal	$13,589	$14,021

Weighted average common shares, diluted	88,826	88,576

Diluted GAAP EPS	$0.08	$0.08
Diluted adjusted EPS	$0.15	$0.16